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                                                          Exhibit 21

                                         SUBSIDIARIES OF LADY LUCK GAMING CORPORATION


                                                        State of          Date of       Fiscal         Federal             % of
                  Company Name                       Incorporation        Incorp.        Y.E.            ID#             Ownership

Subsidiaries of Lady Luck Gaming Corporation


    Lady Luck Gaming Finance Corp.                       Colorado       02-16-93        12-31         88-0295603            100%
                                                         Delaware       03-09-93
    Lady Luck Lawrenceburg Development Co.                Indiana       01-26-94        12-31         88-0358252            100%

    LLDC, Inc.                                             Nevada       11-15-93        12-31         88-0313366            100%
    Lady Luck Development Corporation, Inc.


    Subsidiaries of Lady Luck Gaming Finance Corporation

        Gold Coin Incorporated                           Delaware       02-24-93        12-31         84-1223906            100%
        Lady Luck Quad Cities, Inc.                      Delaware       09-08-94        12-31         42-1426966            100%
        Blue Sea Development, Inc.                    Mississippi       04-17-92        12-31         88-0286833            100%
        Hole Development, Inc.                        Mississippi       01-22-92        12-31         58-2012923            100%
        Lady Luck Biloxi, Inc.                        Mississippi       04-02-92        12-31         88-0285242            100%
        Lady Luck Gulfport, Inc.                      Mississippi       09-03-92        12-31         88-0289741            100%
        Lady Luck Mississippi, Inc.                   Mississippi       08-21-91        12-31         88-0277687            100%
        Lady Luck Tunica, Inc.                        Mississippi       07-09-92        12-31         88-0289742            100%
        Lady Luck Vicksburg, Inc.                     Mississippi       02-10-92        12-31         88-0284406            100%
        Magnolia Lady, Inc.                           Mississippi       05-25-93        12-31         88-0301634            100%
        Old River Development, Inc.                   Mississippi       09-29-93        12-31         64-0837159            100%
        Lady Luck Kimmswick, Inc.                        Missouri       07-12-93        12-31         43-1653661             93%
        Lady Luck Scott City, Inc.                       Missouri       03-21-94        12-31         43-1676950             93%
        Lady Luck New Mexico, Inc.                     New Mexico       08-18-94        12-31         85-0424128            100%
        Lady Luck Gaming Reservations, Inc.                Nevada       08-19-96        12-31         88-0366986            100%

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